INDEPENDENT AUDITORS' CONSENT


Board of Directors and Contract Holders
Northern Life Separate Account One

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-90474) of the Northern Life Separate Account One filed under the Securities Act of 1933 and Amendment No. 5 to the Registration Statement filed under the Investment Company Act of 1940, respectively, of our report dated February 7, 1997 on the audit of the financial statements of Northern Life Separate Account One as of December 31, 1996 and for the year ended December 31, 1996 and the period from October 20, 1995 to December 31, 1995, and our report dated February 9, 1997, on the audit of the statutory-basis financial statements of Northern Life Insurance Company as of and for the years ended December 31, 1996 and 1995 incorporated by reference in the Statement of Additional Information of such Registration Statement, and to the references to us under the heading "Financial Statements and Experts" appearing in the Prospectus and under the headings "Independent Auditors" and "Financial Statements" appearing in the Statement of Additional Information, all of which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
July 30, 1997